                                                                     EXHIBIT 25

===============================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             ----------------------

                                    FORM T-1

                            STATEMENT OF ELIGIBILITY
                   UNDER THE TRUST INDENTURE ACT OF 1939 OF A
                    CORPORATION DESIGNATED TO ACT AS TRUSTEE

                      CHECK IF AN APPLICATION TO DETERMINE
                  ELIGIBILITY OF A TRUSTEE PURSUANT TO SECTION
                                   305(B)(2)
                             ----------------------

                                  FIRST TRUST
                              NATIONAL ASSOCIATION
              (EXACT NAME OF TRUSTEE AS SPECIFIED IN ITS CHARTER)

                                   36-4046888
                                (I.R.S. EMPLOYER
                              IDENTIFICATION NO.)

535 GRISWOLD STREET SUITE 740
        BUHL BUILDING
      DETROIT, MICHIGAN                                 48226
(ADDRESS OF PRINCIPAL EXECUTIVE                       (ZIP CODE)
           OFFICES)

                             ----------------------

                                 NAN L. PACKARD
                        FIRST TRUST NATIONAL ASSOCIATION
                                 BUHL BUILDING
                             535 GRISWOLD, STE. 740
                               DETROIT, MI  48226
           (NAME, ADDRESS, AND TELEPHONE NUMBER OF AGENT FOR SERVICE)

                             ----------------------

                            OXFORD AUTOMOTIVE, INC.
              (EXACT NAME OF OBLIGOR AS SPECIFIED IN ITS CHARTER)

            MICHIGAN                                            38-3262809
  (STATE OR OTHER JURISDICTION                               (I.R.S. EMPLOYER
OF INCORPORATION OR ORGANIZATION)                           IDENTIFICATION NO.)

       2365 FRANKLIN ROAD
  BLOOMFIELD HILLS, MI 48203                                      48203
(ADDRESS OF PRINCIPAL EXECUTIVE                                 (ZIP CODE)
           OFFICES)

                   10 1/8% SENIOR SUBORDINATED NOTES DUE 2007
                        (TITLE OF INDENTURE SECURITIES)

===============================================================================

ITEM 1.  GENERAL INFORMATION.

  FURNISH THE FOLLOWING INFORMATION AS TO THE TRUSTEE:

  (A) NAME AND ADDRESS OF EACH EXAMINING OR SUPERVISING AUTHORITY TO WHICH IT IS SUBJECT.

       Comptroller of the Currency, Washington, D.C.

  (B)  WHETHER IT IS AUTHORIZED TO EXERCISE CORPORATE TRUST POWERS.

       Yes.

ITEM 2. AFFILIATIONS WITH THE OBLIGOR.

  IF THE OBLIGOR IS AN AFFILIATE OF THE TRUSTEE, DESCRIBE EACH SUCH AFFILIATION.

     The obligor is not an affiliate of the trustee.

ITEM 3. VOTING SECURITIES OF THE TRUSTEE.

  FURNISH THE FOLLOWING INFORMATION AS TO EACH CLASS OF VOTING SECURITIES OF THE TRUSTEE:

                             AS OF APRIL 24, 1997


                                              COL. B
                   COL. A                     AMOUNT
                TITLE OF CLASS             OUTSTANDING
                --------------             -----------


  Not applicable by virtue of response to Item 13.

ITEM 4.  TRUSTEESHIPS UNDER OTHER INDENTURES.

  IF THE TRUSTEE IS A TRUSTEE UNDER ANOTHER INDENTURE UNDER WHICH ANY OTHER SECURITIES, OR CERTIFICATES OF INTEREST OR PARTICIPATION, IN ANY OTHER SECURITIES, OF THE OBLIGOR ARE OUTSTANDING, FURNISH THE FOLLOWING INFORMATION:

  (A) TITLE OF THE SECURITIES OUTSTANDING UNDER EACH SUCH OTHER INDENTURE.

      Not applicable by virtue of response to Item 13.

  (B) A BRIEF STATEMENT OF THE FACTS RELIED UPON AS A BASIS FOR THE CLAIM THAT NO CONFLICTING INTEREST WITHIN THE MEANING OF SECTION 310(B)(1) OF THE ACT ARISES AS A RESULT OF THE TRUSTEESHIP UNDER ANY SUCH OTHER INDENTURE, INCLUDING A STATEMENT AS TO HOW THE INDENTURE SECURITIES WILL RANK AS COMPARED WITH THE SECURITIES ISSUED UNDER SUCH OTHER INDENTURE.

       Not applicable by virtue of response item 13.

ITEM 5. INTERLOCKING DIRECTORATES AND SIMILAR RELATIONSHIPS WITH THE OBLIGOR OR UNDERWRITERS.

  IF THE TRUSTEE OR ANY OF THE DIRECTORS OR EXECUTIVE OFFICERS OF THE TRUSTEE IS A DIRECTOR, OFFICER, PARTNER, EMPLOYEE, APPOINTEE OR REPRESENTATIVE OF THE OBLIGOR OR OF ANY UNDERWRITER FOR THE OBLIGOR, IDENTIFY EACH SUCH PERSON HAVING ANY SUCH CONNECTION AND STATE THE NATURE OF EACH SUCH CONNECTION.

       Not applicable by virtue of response to Item 13.

    FURNISH THE FOLLOWING INFORMATION AS TO THE VOTING SECURITIES OF THE TRUSTEE OWNED BENEFICIALLY BY THE OBLIGOR AND EACH DIRECTOR, PARTNER AND EXECUTIVE OFFICER OF THE OBLIGOR.



                             AS OF APRIL 24, 1997




COL. A                 COL. B                 COL. C                    COL. D
                                                                     PERCENTAGE
                                                                      OF VOTING
                                                                     SECURITIES
                                                                    REPRESENTED
                                                                      BY AMOUNT
NAME OF               TITLE OF             AMOUNT OWNED                 GIVEN
 OWNER                 CLASS               BENEFICIALLY               IN COL. C
--------              --------             ------------             ------------


        Not applicable by virtue of response to Item 13.

ITEM 7.    VOTING SECURITIES OF THE TRUSTEE OWNED BY UNDERWRITERS OR THEIR
OFFICIALS.

    FURNISH THE FOLLOWING INFORMATION AS TO THE VOTING SECURITIES OF THE TRUSTEE OWNED BENEFICIALLY BY EACH UNDERWRITER FOR THE OBLIGOR AND EACH DIRECTOR, PARTNER, AND EXECUTIVE OFFICER OF EACH SUCH UNDERWRITER.


                             AS OF APRIL 24, 1997


COL. A                 COL. B                 COL. C                    COL. D
                                                                     PERCENTAGE
                                                                      OF VOTING
                                                                     SECURITIES
                                                                    REPRESENTED
                                                                      BY AMOUNT
NAME OF               TITLE OF             AMOUNT OWNED                 GIVEN
 OWNER                 CLASS               BENEFICIALLY               IN COL. C
--------              --------             ------------             ------------


        Not applicable by virtue of response to Item 13.


ITEM 8.  SECURITIES OF THE OBLIGOR OWNED OR HELD BY THE TRUSTEE.

FURNISH THE FOLLOWING INFORMATION AS TO SECURITIES OF THE OBLIGOR OWNED BENEFICIALLY OR HELD AS COLLATERAL SECURITY FOR OBLIGATIONS IN DEFAULT BY THE
TRUSTEE:

                             AS OF APRIL 24, 1997


COL. A                 COL. B                 COL. C                    COL. D
                      WHETHER
                        THE
                     SECURITIES
                     ARE VOTING
                        OR        AMOUNT OWNED BENEFICIALLY OR      PERCENT OF CLASS
TITLE OF             NONVOTING    HELD AS COLLATERAL SECURITY    REPRESENTED BY AMOUNT
 CLASS               SECURITIES    FOR OBLIGATIONS IN DEFAULT        GIVEN IN COL. C
--------             ----------   ---------------------------    ---------------------



        Not applicable by virtue of response to Item 13.

ITEM 9. SECURITIES OF UNDERWRITERS OWNED OR HELD BY THE TRUSTEE.

        IF THE TRUSTEE OWNS BENEFICIALLY OR HOLDS AS COLLATERAL SECURITY FOR OBLIGATIONS IN DEFAULT ANY SECURITIES OF AN UNDERWRITER FOR THE OBLIGOR, FURNISH THE FOLLOWING INFORMATION AS TO EACH CLASS OF SECURITIES OF SUCH UNDERWRITER ANY OF WHICH ARE SO OWNED OR HELD BY THE TRUSTEE.

                             AS OF APRIL 24, 1997


     COL. A            COL. B               COL. C                COL. D
                                         AMOUNT OWNED
                                      BENEFICIALLY OR HELD     PERCENT OF CLASS
  NAME OF ISSUER                     AS COLLATERAL SECURITY     REPRESENTED BY
   AND TITLE OF        AMOUNT          FOR OBLIGATIONS IN      AMOUNT GIVEN IN
     CLASS           OUTSTANDING       DEFAULT BY TRUSTEE         COL. C
-----------------  ---------------   ----------------------   -----------------


        Not applicable by virtue of response to Item 13.

ITEM 10. OWNERSHIP OR HOLDINGS BY THE TRUSTEE OF VOTING SECURITIES OF CERTAIN AFFILIATES OR SECURITY HOLDERS OF THE OBLIGOR.

        IF THE TRUSTEE OWNS BENEFICIALLY OR HOLDS AS COLLATERAL SECURITY FOR OBLIGATIONS IN DEFAULT VOTING SECURITIES OF A PERSON WHO, TO THE KNOWLEDGE OF THE TRUSTEE (1) OWNS 10 PERCENT OR MORE OF THE VOTING SECURITIES OF THE OBLIGOR OR (2) IS AN AFFILIATE, OTHER THAN A SUBSIDIARY, OF THE OBLIGOR, FURNISH THE FOLLOWING INFORMATION AS TO THE VOTING SECURITIES OF SUCH PERSON.

                             AS OF APRIL 24, 1997

     COL. A            COL. B               COL. C                COL. D
                                         AMOUNT OWNED
                                      BENEFICIALLY OR HELD     PERCENT OF CLASS
  NAME OF ISSUER                     AS COLLATERAL SECURITY     REPRESENTED BY
   AND TITLE OF        AMOUNT          FOR OBLIGATIONS IN      AMOUNT GIVEN IN
     CLASS           OUTSTANDING       DEFAULT BY TRUSTEE         COL. C
-----------------  ---------------   ----------------------   -----------------

        Not applicable by virtue of response to Item 13.


ITEM 11. OWNERSHIP OF HOLDINGS BY THE TRUSTEE OR ANY SECURITIES OR A PERSON OWING 50 PERCENT OR MORE OF THE VOTING SECURITIES OF THE OBLIGOR.

        IF THE TRUSTEE OWNS BENEFICIALLY OR HOLDS AS COLLATERAL SECURITY FOR OBLIGATIONS IN DEFAULT ANY SECURITIES OR A PERSON WHO, TO THE KNOWLEDGE OF THE TRUSTEE, OWNS 50 PERCENT OR MORE OF THE VOTING SECURITIES OF THE OBLIGOR, FURNISH THE FOLLOWING INFORMATION AS TO EACH CLASS OF SECURITIES OF SUCH PERSON ANY OF WHICH ARE SO OWNED OR HELD BY THE TRUSTEE.

                             AS OF APRIL 24, 1997

     COL. A            COL. B               COL. C                COL. D
                                         AMOUNT OWNED
                                      BENEFICIALLY OR HELD     PERCENT OF CLASS
  NAME OF ISSUER                     AS COLLATERAL SECURITY     REPRESENTED BY
   AND TITLE OF        AMOUNT          FOR OBLIGATIONS IN      AMOUNT GIVEN IN
     CLASS           OUTSTANDING       DEFAULT BY TRUSTEE         COL. C
-----------------  ---------------   ----------------------   -----------------

        Not applicable by virtue of response to Item 13.

ITEM 12. INDEBTEDNESS OF THE OBLIGOR TO THE TRUSTEE.

        EXCEPT AS NOTED IN THE INSTRUCTIONS, IF THE OBLIGOR IS INDEBTED TO THE TRUSTEE, FURNISH THE FOLLOWING INFORMATION:

                             AS OF APRIL 24, 1997



        COL. A                  COL. B                  COL. C
NATURE OF INDEBTEDNESS     AMOUNT OUTSTANDING          DATE DUE
----------------------     ------------------          --------

        Not applicable by virtue of response to Item 13.

ITEM 13. DEFAULTS BY THE OBLIGOR.

    (A) STATE WHETHER THERE IS OR HAS BEEN A DEFAULT WITH RESPECT TO THE SECURITIES UNDER THIS INDENTURE. EXPLAIN THE NATURE OF ANY SUCH DEFAULT.

        There is not nor has there been a default with respect to the securities under this indenture.

    (B) IF THE TRUSTEE IS A TRUSTEE UNDER ANOTHER INDENTURE UNDER WHICH ANY OTHER SECURITIES; OR CERTIFICATES OF INTEREST OR PARTICIPATION IN ANY OTHER SECURITIES, OF THE OBLIGOR ARE OUTSTANDING, OR IS TRUSTEE FOR MORE THAN ONE OUTSTANDING SERIES OF SECURITIES UNDER THE INDENTURE, STATE WHETHER THERE HAS BEEN A DEFAULT UNDER ANY SUCH INDENTURE OR SERIES. IDENTIFY THE INDENTURE OR SERIES AFFECTED, AND EXPLAIN THE NATURE OR ANY SUCH DEFAULT.

        There is not nor has there been a default with respect to the securities under this indenture. The trustee is not a trustee under other indentures under which securities issued by the obligor are outstanding.

ITEM 14. AFFILIATIONS WITH UNDERWRITERS.

    IF ANY UNDERWRITER IS AN AFFILIATE OF THE TRUSTEE OR THE TRUSTEES, DESCRIBE EACH SUCH AFFILIATION.

        Not applicable by virtue of response to Item 13.

ITEM 15. FOREIGN TRUSTEE.

        IDENTIFY THE ORDER OR RULE PURSUANT TO WHICH THE FOREIGN TRUSTEE IS AUTHORIZED TO ACT AS SOLE TRUSTEE UNDER INDENTURES QUALIFIED OR TO BE QUALIFIED UNDER THE ACT.

    Not applicable.

ITEM 16. LIST OF EXHIBITS.

    LIST BELOW ALL EXHIBITS FILED AS A PART OF THIS STATEMENT OF ELIGIBILITY.

          1. A copy of the Articles of Association of First Trust National Association as now in effect, incorporated herein by reference to
          Exhibit 1 to T-1; Registration No. 333-19025.

          2. A copy of the certificate of authority to commence business, incorporated herein by reference to Exhibit 2 to T-1, Registration No. 33-64175.

          3. A copy of the certificate of authority to exercise corporate trust powers, incorporated herein by reference to Exhibit 3 to T-1. Registration No. 33-64175.

          4. A copy of the existing By-Laws of First Trust National Association as now in effect incorporated by reference to Exhibit 4 to T-1; Registration No. 333-26727.

        5.      Not applicable by virtue of response to Item 13.

        6. The consent of the trustee required by Section 321(b) of the Trust Indenture Act of 1939, incorporated herein by reference of Exhibit 6 to T-1; Registration No. 33-64175.

        7. A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority, filed herewith.

        8.      Not applicable.

        9.      Not applicable.

                                   SIGNATURE

        PURSUANT TO THE REQUIREMENTS OF THE TRUST INDENTURE ACT OF 1939, THE TRUSTEE, FIRST TRUST NATIONAL ASSOCIATION, A NATIONAL BANKING ASSOCIATION ORGANIZED AND EXISTING UNDER THE LAWS OF THE UNITED STATES OF AMERICA, HAS DULY CAUSED THIS STATEMENT OF ELIGIBILITY TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, ALL IN THE CITY OF DETROIT, AND STATE OF MICHIGAN, AS OF THE 24TH DAY OF APRIL, 1997.

                                First Trust National Association

                                By /s/ Nan L. Packard
                                   -----------------------------------
                                   Nan L. Packard
                                   Assistant Vice President

                                   EXHIBIT 7


Consolidated Report of Condition for Insured Commercial and State-Chartered Savings Banks for March 31, 1997


All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.


Schedule RC - Balance Sheet


                                                                                                Dollar Amounts in Thousands
------------------------------------------------------------------------------------------------------------------------------
ASSETS
1.  Cash and balances due from depository institutions (from Schedule RC-A):            RCON
    a. Noninterest-bearing balances and currency and coin (1) ________________________  0081 . .       54,767      1.a
    b. Interest-bearing balances (2) _________________________________________________  0071 . .            0      1.b
2.  Securities:
    a. Held-to-maturity securities (from Schedule RC-B, column A) ____________________  1754 . .            0      2.a
    b. Available-for-sale securities (from Schedule RC-B, column D) __________________  1773 . .        3,205      2.b
3.  Federal funds sold and securities purchased under agreements to resell ___________  1350 . .            0      3.
4.  Loans and lease financing receivables:
    a. Loans and leases, net of unearned income            RCON
       (from Schedule RC-C) _____________________________  2122 . .                0            . . . . . . .      4.a
    b. LESS:  Allowance for loan and lease losses _______  3123 . .                0            . . . . . . .      4.b
    c. LESS:  Allocated transfer risk reserve ___________  3128 . .                0            . . . . . . .      4.c
    d. Loans and leases, net of unearned income,
       allowance, and reserve (item 4.a minus 4.b and 4.c) ____________________________ 2125 . .            0      4.d
5.  Trading assets ____________________________________________________________________ 3545 . .            0      5.
6.  Premises and fixed assets (including capitalized leases) __________________________ 2145 . .          126      6.
7.  Other real estate owned (from Schedule RC-M) ______________________________________ 2150 . .            0      7.
8.  Investments in unconsolidated subsidiaries and associated companies (from
    Schedule RC-M) ____________________________________________________________________ 2130 . .            0      8.
9.  Customers' liability to this bank on acceptances outstanding ______________________ 2155 . .            0      9.
10. Intangible assets (from Schedule RC-M) ____________________________________________ 2143 . .       48,568      10.
11. Other assets (from Schedule RC-F) _________________________________________________ 2160 . .        2,720      11.
12. Total assets (sum of items 1 through 11) __________________________________________ 2170 . .      109,386      12.



______________
(1) Includes cash items in process of collection and unposted debits.
(2) Includes time certificates of deposit not held for trading.






Schedule RC - Continued

                                                                                                Dollar Amounts in Thousands
-------------------------------------------------------------------------------------------------------------------------------
LIABILITIES
13.  Deposits:
     a. In domestic offices (sum of totals of                                                   RCON
        columns A and C from Schedule RC-E) ___________________________________________________ 2200 . .          0     13.a
                                                      RCON
        (1) Noninterest-bearing (1) _________________ 6631 . .                        0                 . . . . . .     13.a.1
        (2) Interest-bearing ________________________ 6636 . .                        0                 . . . . . .     13.a.2
     b. In foreign offices, Edge and Agreement subsidiaries, and IBFs _________________________         . . . . . .
        (1) Noninterest-bearing _______________________________________________________________         . . . . . .
        (2) Interest-bearing __________________________________________________________________         . . . . . .
14.  Federal funds purchased and securities sold under agreement to repurchase ________________ 2800 . .          0     14.
15.  a. Demand notes issued to the U.S. Treasury ______________________________________________ 2840 . .          0     15.a
     b. Trading liabilities ___________________________________________________________________ 3548 . .          0     15.b
16.  Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases):
     a. With a remaining maturity of one year or less _________________________________________ 2332 . .          0     16.a
     b. With a remaining maturity of more than one year _______________________________________ 2333 . .          0     16.b
17.  Not applicable
18.  Bank's liability on acceptances executed and outstanding _________________________________ 2920 . .          0     18.
19.  Subordinated notes and debentures (2) ____________________________________________________ 3200 . .          0     19.
20.  Other liabilities (from Schedule RC-G) ___________________________________________________ 2930 . .      2,216     20.
21.  Total liabilities (sum of items 13 through 20) ___________________________________________ 2948 . .      2,216     21.
22.  Not applicable

EQUITY CAPITAL
23.  Perpetual preferred stock and related surplus ____________________________________________ 3838 . .          0     23.
24.  Common stock _____________________________________________________________________________ 3230 . .      1,000     24.
25.  Surplus (exclude all surplus related to preferred stock) _________________________________ 3839 . .    106,712     25.
26.  a. Undivided profits and capital reserves ________________________________________________ 3632 . .  (     542)    26.a
     b. Net unrealized holding gains (losses) on available-for-sale securities ________________ 8434 . .          0     26.b
27.  Cumulative foreign currency translation adjustments ______________________________________           . . . . .
28.  Total equity capital (sum of items 23 through 27) ________________________________________ 3210 . .    107,170     28.
29.  Total liabilities, limited-life preferred stock, and equity capital (sum of
     items 21 and 28) _________________________________________________________________________ 3300 . .    109,386     29.



Memorandum

To be reported only with the March Report of Condition.
 1. Indicate in the box at the right the number of the statement below that best describes the most comprehensive level of auditing work performed for
    the bank by independent external auditors as of any date during 1996 _______________________________________  6724 . .2     M.1

1 = Independent audit of the bank conducted in accordance        4 = Directors' examination of the bank performed by other
    with generally accepted auditing standards by a certified        external auditors (may be required by state chartering
    public accounting firm which submits a report on the bank        authority)
2 = Independent audit of the bank's parent holding company       5 = Review of the bank's financial statements by external
    conducted in accordance with generally accepted auditing         auditors
    standards by a certified public accounting firm which        6 = Compilation of the bank's financial statements by
    submits a report on the consolidated holding company (but        external auditors
    not on the bank separately)                                  7 = Other audit procedures (excluding tax preparation work)
3 = Directors' examination of the bank conducted in accordance   8 = No external audit work
    with generally accepted auditing standards by a certified
    public accounting firm (may be required by state chartering authority)



_______
(1) Includes total demand deposits and noninterest-bearing time and savings deposits.
(2) Includes limited life preferred stock and related surplus.